Exhibit 10.1

LETTER OF INTENT

In consideration of the mutual promises, covenants, and representations contained herein,

Analytica Bioenergy, Inc.  And Uniwell Electronic Corporation("Uniwell")  Agree As Follows:

ARTICLE I

UNIWELL. agrees to have transferred to the Shareholders (hereinafter referred to as THE SELLERS) of ANALYTICA BIOENERGY, INC.,  Six Million (6,000,000)  Common Shares Issued from Treasury of Uniwell. Said Shares shall bear a 144 Legend denoting a restriction for resale of one(1) calendar year.

THE SELLERS shall transfer and assign to Uniwell. 100% of the  Rights, and all tangible and intangible Assets  held by and controlled by the Shareholders of ANALYTICA BIOENERGY INC.

THE PARTIES hereto agree that Uniwell shall amend its Articles of Incorporation to change the name of Uniwell to Analytica Bio - Energy, Inc. and as such acknowledge that in contemplation of this Letter of Intent and subsequent Definitive Agreement that the name of corporation was duly changed on July 17, 2013.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

UNIWELL. is a corporation duly organized, validly existing, and in good standing under the laws of The State of Delaware, has all necessary corporate powers to enter into this agreement . All actions taken by the Directors and/or shareholders of Uniwell. have been valid and in accordance with the laws of The State of Delaware.

The execution of this exchange of shares by Uniwell., will not conflict with or result in any of the provisions of or constitute a default under any law, or other instrument to which any of them are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, that would cause The Seller to be liable to any other party.

None of the representations and warranties made by The Seller, or in any certificate or memorandum furnished or to be furnished hereunder by The Seller contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading to Uniwell.

The Seller has complied with, and is not in violation of any local statute, law, and/or regulation pertaining to The Seller.

The Seller is not subjected to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

Prior to the closing, The Sellers will provide the Buyers with financial statements covering the period of 2011 and 2012.

The Sellers have conducted their business in the normal course, and have not and will not, without the prior written approval of Uniwell., incur any liabilities not disclosed to Uniwell., transfer or dispose of any of the assets owned by the Sellers., or entered into any contract, guarantee obligations of any third party.

This Letter of Intent for the Exchange of Common Stock and any provision thereof, may not be waived, changed, modified, or discharged orally, but only in writing signed by the parties hereto.

This Letter of Intent for the Exchange of Common Stock will contain the entire understanding between the parties hereto, and supersedes all prior and understandings both oral and written.

The Sellers and Uniwell further agree that this Letter of Intent shall be followed by a Definitive Agreement within 60 days of acceptance of this Letter of Intent.

All notices, requests, demands, and other communications under this this Letter of Intent for the Exchange of Common Stock shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and properly addressed as follows.

The Seller:

Analytica Bioenergy Inc.

6th Floor, 143

Cheng Gong Road, Sec. 4

Nei Hu District, Taipei Taiwan

To Uniwell.:

Uniwell Electronic Corporation

Luiz A. Brasil,  President

1896 Stoneybrook Court.

Mississauga, Ontario, Canada  L5L 3W2.

All representations, warranties, covenants, contained in this Letter of Intent, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall, survive the closing of this This Letter of Intent for the Exchange of Common Stock.

The parties hereto shall cooperate with each other to achieve the purpose of this this Letter of Intent for the Exchange of Common Stock, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

Submitted and Received as of the 5th  day of  August, 2013.

The Sellers:

Analytica Bioenergy Inc.

6th Floor, 143

Cheng Gong Road, Sec. 4

Nei Hu District, Taipei Taiwan

 s/s

______________________________

Kevin Wu, Chief Executive Officer

Authorized  to bind the Company

The Buyers:

Uniwell Electronic Corporation

1896 Stoneybrook Court.

Mississauga, Ontario, Canada  L5L 3W2

s/s

Luiz A. Brasil, President

Authorized  to bind the Company

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